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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Willis Group Holdings Limited of our reports dated March 8, 2005 relating to the consolidated financial statements and financial statement schedule of Willis Group Holdings Limited and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Willis Group Holdings Limited for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP
London, England
June 28, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM